Exhibit 99.1

NetApp Reports Fourth Quarter and Fiscal Year 2026 Results

Delivers record net revenue, gross profit, operating income, cash flow from operations and free cash flow for Q4 and fiscal year 2026;

Fourth quarter net revenues of $1.95 billion, an increase of 12% year-over-year;

Fiscal year 2026 net revenues of $6.93 billion, an increase of 5% year-over-year

News Summary

•
Record all-flash array net revenue of $1.2 billion for the fourth quarter of fiscal year 2026, an increase of 18% year-over-year
•
Record Public Cloud net revenue of $182 million for the fourth quarter of fiscal year 2026, an increase of 11% year-over-year
•
Record billings of $7.21 billion for fiscal year 2026, an increase of 6% year-over-year
•
Returned $1.36 billion to stockholders through share repurchases and cash dividends in fiscal year 2026

SAN JOSE, Calif.—May 28, 2026—NetApp (NASDAQ: NTAP), the Intelligent Data Infrastructure company, today reported financial results for the fourth quarter and fiscal year 2026, which ended on April 24, 2026.

“Fiscal year 2026 was a landmark year for NetApp with record results across revenue, gross profit, operating income, cash flow from operations, and free cash flow. Our industry-leading hybrid cloud, intelligent data infrastructure platform, trusted by the world’s leading organizations, is powering customers’ AI driven transformations, delivering secure, high-performance access to data wherever it resides,” said George Kurian, Chief Executive Officer. “We achieved our target operating margin while launching next-generation AI solutions and expanding strategic partnerships. As enterprises scale their AI ambitions, NetApp’s unified data platform and flexible offerings position us for sustained growth. I am proud of our team’s execution and excited for the opportunities ahead in fiscal year 2027 and beyond.”

Fourth Quarter and Fiscal Year 2026 Financial Results

($ in millions, except earnings per share)

GAAP Results
	Q4 FY26	Q4 FY25	% Change	FY2026	FY2025	% Change
Net revenues	$1,948	$1,732	12%	$6,925	$6,572	5%
Hybrid Cloud segment revenues	$1,766	$1,568	13%	$6,237	$5,907	6%
Public Cloud segment revenues	$182	$164	11%	$688	$665	3%
Gross profit	$1,365	$1,193	14%	$4,899	$4,613	6%
Net income	$404	$340	19%	$1,276	$1,186	8%
Earnings per share	$2.03	$1.65	23%	$6.35	$5.67	12%
Net cash provided by operating activities	$950	$675	41%	$2,067	$1,506	37%

Non-GAAP Results
	Q4 FY26	Q4 FY25	% Change	FY2026	FY2025	% Change
Billings	$2,163	$2,032	6%	$7,206	$6,780	6%
Net revenues	$1,948	$1,732	12%	$6,925	$6,572	5%
Hybrid Cloud segment revenues	$1,766	$1,568	13%	$6,237	$5,907	6%
Public Cloud segment revenues	$182	$164	11%	$688	$665	3%
Gross profit	$1,374	$1,203	14%	$4,938	$4,671	6%
Net income	$483	$397	22%	$1,635	$1,516	8%
Earnings per share	$2.43	$1.93	26%	$8.13	$7.25	12%
Free cash flow	$900	$640	41%	$1,869	$1,338	40%

Full reconciliations between GAAP and non-GAAP measures, and explanations related to the usage of non-GAAP measures, are provided below.

Constant Currency — Q4 Fiscal Year 2026 versus Q4 Fiscal Year 2025

•
In constant currency, year-over-year, net revenues increased by 10% and billings increased by 4%.
•
The year-over-year fluctuations of GAAP and non-GAAP net income presented in the tables above each include a favorable impact of approximately $24 million from foreign currency exchange rate changes.
•
The year-over-year fluctuations of GAAP and non-GAAP earnings per share presented in the tables above each include a favorable impact of approximately $0.12 from foreign currency exchange rate changes.

Constant Currency — Fiscal Year 2026 versus Fiscal Year 2025

•
In constant currency, year-over-year, net revenues increased by 4% and billings increased by 4%.
•
The year-over-year fluctuations of GAAP and non-GAAP net income presented in the tables above each include a favorable impact of approximately $65 million from foreign currency exchange rate changes.
•
The year-over-year fluctuations of GAAP and non-GAAP earnings per share presented in the tables above each include a favorable impact of approximately $0.32 from foreign currency exchange rate changes.

First Quarter of Fiscal Year 2027 Financial Outlook
The Company provided the following financial guidance for the first quarter of fiscal year 2027:

Net revenues are expected to be in the range of:	$1.750 billion - $1.900 billion
	GAAP	Non-GAAP
Consolidated gross margins are expected to be in the range of:	68.1% - 69.1%	69.1% - 70.1%
Operating margins are expected to be in the range of:	19.4% - 20.4%	28.4% - 29.4%
Earnings per share is expected to be in the range of:	$1.35 - $1.45	$2.05 - $2.15

Full Fiscal Year 2027 Financial Outlook
The Company provided the following financial guidance for the full fiscal year 2027:

Net revenues are expected to be in the range of:	$7.325 billion - $7.575 billion
	GAAP	Non-GAAP
Consolidated gross margins are expected to be in the range of:	67.5% - 68.5%	68.5% - 69.5%
Operating margins are expected to be in the range of:	22.1% - 23.1%	29.1% - 30.1%
Earnings per share is expected to be in the range of:	$6.51 - $6.81	$8.70 - $9.00

Dividend

The next cash dividend of $0.52 per share is to be paid on July 29, 2026, to stockholders of record as of the close of business on July 10, 2026.

Fourth Quarter of Fiscal Year 2026 Business Highlights

Leading Product and Cloud Service Innovation

•
NetApp announced new next-generation EF50 and EF80 high-performance storage systems designed to deliver faster throughput, improved efficiency, and scalable performance for demanding workloads like AI, HPC, and databases.
•
NetApp launched the AI Data EngineTM, an end-to-end AI data platform co-engineered with NVIDIA that enables enterprises to find, manage, and prepare data for production AI workloads through a global metadata catalog and integrated ecosystem.
•
NetApp announced the general availability of iSCSI block storage and previews of unified file/block and ONTAPTM-mode for Google Cloud NetApp Volumes, enabling enterprises to run mission-critical workloads in the cloud with high performance, resilience, and simplified operations.
•
NetApp announced the general availability of NetApp Data Migrator, a simple, multicloud data migration service that moves data across environments without specialized expertise.
•
NetApp launched NetApp ConsoleTM Disaster Recovery for Google Cloud NetApp Volumes, providing a simple, low-cost way to protect VMware workloads across on‑premises and cloud environments to reduce the complexity and cost of traditional disaster recovery solutions.
•
NetApp announced the public preview of Azure NetApp Files Elastic zone-redundant storage service level to help customers modernize mission-critical workloads with enterprise resilience, meet availability commitments, and reduce operational overhead.
•
NetApp introduced a public preview integration between Cloud Volumes ONTAPTM and Microsoft OneLake enabling enterprises to run AI and analytics on existing NAS data in place without migration, reducing cost and accelerating time to value.
•
NetApp announced TridentTM 26.02, a new software release that improves Kubernetes scalability and performance through parallelism while adding automation, cloud integrations, and cost-optimizing features like AutoGrow and auto-tiering.

Customer and Partner Momentum

•
NetApp announced an expanded, multi-year collaboration with Google Cloud to deliver secure by design data infrastructure for Google Distributed Cloud environments, enabling AI-driven workloads in highly regulated, air-gapped sovereign and private cloud environments.

•
NetApp announced a partnership with Nutanix to integrate ONTAP-based data infrastructure with the Nutanix Cloud Platform, enabling simplified virtualization modernization, faster migration, and enhanced hybrid multicloud operations.
•
NetApp announced a strategic alliance with Commvault to deliver a closed-loop recovery architecture that combines early ransomware detection signals with an automated, validated recovery workflow at scale.
•
NetApp partnered with Elastio to enhance ransomware resilience by integrating continuous backup inspection and recovery validation into its NetApp Ransomware ResilienceTM Solution for end-to-end, defense-in-depth data protection.
•
NetApp announced that Red Hat OpenShift Virtualization supports Google Cloud NetApp Volumes and NetApp Trident as a generally available option for a unified platform to run and manage virtual machines (VMs) and containers side-by-side.
•
NetApp achieved AWS High Performance Computing Competency for ONTAP, validating its ability to deliver scalable, high-performance storage solutions for HPC workloads on AWS.
•
NetApp collaborated with Enkrypt AI to integrate AI risk insights with data-layer security, enabling real-time, context-aware enforcement of data access decisions to reduce exposure and strengthen AI governance.
•
NetApp expanded its collaboration with Cyera to integrate enterprise data risk intelligence with storage-layer enforcement, enabling real-time, policy-driven access control and automated remediation of sensitive data exposure.

Awards and Recognition

•
For the seventh time, NetApp won the 2026 Google Cloud Infrastructure Modernization Partner of the Year for Storage Award for helping customers modernize infrastructure and run enterprise workloads using Google Cloud NetApp Volumes.
•
NetApp was named a Leader and Fast Mover in GigaOm’s Radar for Globally Distributed File Systems, showcasing FlexCache and ONTAP capabilities for delivering consistent, secure, and high-performance global file access.
•
NetApp AFF A-Series won the Primary Storage category of the Storage Newsletter Awards, which recognized top products in data management, protection, and storage.

Webcast and Conference Call Information

NetApp will host a conference call to discuss these results today at 2:30 p.m. Pacific Time. To access the live webcast of this event, go to the NetApp Investor Relations website at investors.netapp.com. In addition, this press release and other information related to the call will be posted on the Investor Relations website. An audio replay will be available on the website after 4:30 p.m. Pacific Time today. NetApp uses its website as a tool to disclose important information about NetApp and comply with its disclosure obligations under Regulation Fair Disclosure.

“Safe Harbor” Statement Under U.S. Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, all of the statements made in the First Quarter of Fiscal Year 2027 Financial Outlook section and the Full Fiscal Year 2027 Financial Outlook section, and statements about our business, economic and market outlook, financial guidance, our overall future prospects, demand for our AI solutions and other offerings, our ability to provide our customers secure, high-performance access to their data, our ability to maintain our operating margins, our ability to sustain growth, our platform and offerings, and our ability to capitalize on opportunities and deliver increasing results and value for our stakeholders.

Actual results may differ materially from these statements for a variety of reasons, including, without limitation, our ability to keep pace with the rapid industry, technological and market trends and changes in the markets in which we operate; our ability to execute our evolved cloud strategy and introduce and gain market acceptance for our products and services; our ability to maintain our customer, partner, supplier and contract manufacturer relationships on favorable terms and conditions; global political, macroeconomic and market conditions, including inflation, fluctuating interest rates, tariffs, changes in trade policy, regulations, monetary policy shifts, recession risks, and foreign exchange volatility and the resulting impact on demand for our products; the impact of new or ongoing geopolitical conflicts and sanctions; adoption or changes to laws, regulations, standards, or policies affecting our operations, products, services, the storage industry, or AI usage; material cybersecurity and other security breaches; the impact of supply chain disruptions on our business operations, financial performance and results of operations; changes and related uncertainty in U.S. government spending or policy, including due to prolonged federal government shutdowns; changes in overall technology spending by our customers; revenue seasonality; changes in laws or regulations, including those relating to privacy, data protection and information security; the timing of orders and their fulfillment; and our ability to manage our gross profit margins, including managing component costs. These and other equally important factors are described in reports and documents we file from time to time with the Securities and Exchange Commission, including the factors described under the sections titled “Risk Factors” in our most recently filed annual report on Form 10-K and quarterly report on Form 10-Q. All statements made in this release are made only as of the date set forth at the beginning of this release. We disclaim any obligation to update information contained in this press release, whether as a result of new information, future events, or otherwise.

NetApp, the NetApp logo, and the marks listed at http://www.netapp.com/TM are trademarks of NetApp, Inc. All other marks are the property of their respective owners.

NetApp Usage of Non-GAAP Financial Information

To supplement NetApp’s condensed consolidated financial statement information presented in accordance with generally accepted accounting principles in the United States (GAAP), NetApp provides investors with certain non-GAAP measures, including, but not limited to, historical non-GAAP gross margins, non-GAAP gross profit, non-GAAP operating income, non-GAAP operating margins, non-GAAP net income, non-GAAP effective tax rate, free cash flow, billings, and historical and projected non-GAAP earnings per share.

NetApp believes that the presentation of its non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and results of operations. Non-GAAP financial measures are used to: (1) measure company performance against historical results, (2) facilitate comparisons to our competitors’ operating results, and (3) allow greater transparency with respect to information used by management in financial and operational decision making.

NetApp believes that the presentation of non-GAAP gross margins, non-GAAP gross profit, non-GAAP operating income, non-GAAP operating margins, non-GAAP effective tax rate, non-GAAP net income, and non-GAAP earnings per share data provides investors with supplemental metrics that assist in understanding current results and future prospects, earnings and profitability that are complementary to GAAP metrics. Each of these non-GAAP metrics is defined as the applicable GAAP metric adjusted to exclude the items defined in A through I below, as applicable, while our non-GAAP effective tax rate and non-GAAP net income also reflect a non-GAAP tax provision, as described in item J below, instead of our GAAP tax provision. GAAP earnings per share and non-GAAP earnings per share are calculated using the net income divided by the diluted number of shares for the applicable period.

NetApp believes that the presentation of free cash flow, which it defines as the net cash provided by operating activities less cash used to acquire property and equipment, to be a liquidity measure that provides useful information to investors and management because it reflects cash that can be used to, among other things, invest in its business, make strategic acquisitions, repurchase common stock, and pay dividends on its common stock. As free cash flow is not a measure of liquidity calculated in accordance with GAAP, free cash flow should be considered in addition to, but not as a substitute for, the analysis provided in the statement of cash flows.

NetApp approximates billings by adding net revenues as reported on our Condensed Consolidated Statements of Operations for the period to the change in total deferred revenue as reported on our Condensed Consolidated Statements of Cash Flows for the same period. Billings is a performance measure that NetApp believes provides useful information to investors and management because it approximates the amounts under purchase orders received by us during a given period that have been billed.

NetApp excludes the following items from its non-GAAP measures when applicable:

A. Amortization of intangible assets. NetApp records amortization of intangible assets that were acquired in connection with its business combinations. The amortization of intangible assets varies depending on the level of acquisition activity. Management finds it useful to exclude these charges to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods and in measuring operational performance.

B. Stock-based compensation expenses. NetApp excludes stock-based compensation expenses from its non-GAAP measures primarily because the amount can fluctuate based on variables unrelated to the performance of the underlying business. While management views stock-based compensation as a key element of our employee retention and long-term incentives, we do not view it as an expense to be used in evaluating operational performance in any given period.

C. Litigation settlements. NetApp may periodically incur charges or benefits related to litigation settlements. NetApp excludes these charges and benefits, when significant, because it does not believe they are reflective of ongoing business and operating results.

D. Acquisition-related expenses. NetApp excludes acquisition-related expenses, including (a) due diligence, legal and other one-time integration charges and (b) write down of assets acquired that NetApp does not intend to use in its ongoing business, from its non-GAAP measures, primarily because they are not related to our ongoing business or cost base and, therefore, are less useful for future planning and forecasting.

E. Restructuring charges. These charges consist of restructuring charges that are incurred based on the particular facts and circumstances of restructuring decisions, including employment and contractual settlement terms, and other related charges, and can vary in size and frequency. We therefore exclude them in our assessment of operational performance.

F. Asset impairments. These are non-cash charges to write down assets when there is an indication that the asset has become impaired. Management finds it useful to exclude these non-cash charges due to the unpredictability of these events in its assessment of operational performance.

G. Gains/losses on the sale or derecognition of assets. These are gains/losses from the sale of our properties and other transactions in which we transfer and/or lose control of assets to a third party. This is inclusive of third-party advisory, legal and other costs that result directly from and are essential to a sale transaction and that would not have been incurred had the decision to sell not been made. Management believes that these transactions do not reflect the results of our underlying, ongoing business and, therefore, are less useful for future planning and forecasting.

H. Gains/losses on the sale of investments in equity securities. These are gains/losses from the sale of our investment in certain equity securities. Typically, such investments are sold as a result of a change in control of the underlying businesses. Management believes that these transactions do not reflect the results of our underlying, ongoing business and, therefore, are less useful for future planning and forecasting.

I. Debt extinguishment costs. NetApp excludes certain non-recurring expenses incurred as a result of the early extinguishment of debt. Management believes such non-recurring costs do not reflect the results of its underlying, ongoing business and, therefore, are less useful for future planning and forecasting.

J. Income tax effects. NetApp’s non-GAAP tax provision is based upon a projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. The non-GAAP tax provision also excludes, when applicable, (a) tax charges or benefits in the current period that relate to one or more prior fiscal periods that are a result of events such as changes in tax legislation, authoritative guidance, income tax audit settlements, statute lapses and/or court decisions, (b) tax charges or benefits that are attributable to unusual or non-recurring book and/or tax accounting method changes, (c) tax charges or benefits that are a result of a non-routine foreign cash repatriation, (d) tax charges or benefits that are a result of infrequent restructuring of the Company’s tax structure, (e) tax charges or benefits that are a result of a change in valuation allowance, and (f) tax charges or benefits resulting from the integration of intellectual property from acquisitions. Management believes that the use of non-GAAP tax provisions provides a more meaningful measure of the Company’s operational performance.

Non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, non-GAAP measures are not based on any comprehensive set of accounting rules or principles. NetApp believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures.

NetApp management compensates for these limitations by analyzing current and projected results on a GAAP basis as well as a non-GAAP basis. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. A detailed reconciliation of our non-GAAP to GAAP results can be found herein. In the press release and accompanying financial statements and reconciliations, the terms "operating income" and "income from operations" are used interchangeably. Similarly, "earnings per share" and "net income per share" are also used interchangeably.

Constant Currency

In periods in which the impacts of foreign currency exchange rate changes are significant, NetApp presents certain constant currency growth rates or quantifies the impact of foreign currency exchange rate changes on year-over-year fluctuations, including for net revenues, billings, and earnings. This constant currency information assumes that the same foreign currency exchange rates that were in effect for the comparable prior-year period were used in translation of the current period results.

About NetApp

For more than three decades, NetApp has helped the world’s leading organizations navigate change – from the rise of enterprise storage to the intelligent era defined by data and AI. Today, NetApp is the Intelligent Data Infrastructure company, helping customers turn data into a catalyst for innovation, resilience, and growth.

At the heart of that infrastructure is the NetApp data platform – the unified, enterprise-grade, intelligent foundation that connects, protects, and activates data across every cloud, workload, and environment. Built on the proven power of NetApp ONTAP, our leading data management software and OS, and enhanced by automation through the AI Data Engine and AFX, it delivers observability, resilience, and intelligence at scale.

Disaggregated by design, the NetApp data platform separates storage, services, and control so enterprises can modernize faster, scale efficiently, and innovate without lock-in. As the only enterprise storage platform natively embedded in the world’s largest clouds, it gives organizations the freedom to run any workload anywhere with consistent performance, governance, and protection.

With NetApp, data is always ready – ready to defend against threats, ready to power AI, and ready to drive the next breakthrough. That’s why the world’s most forward-thinking enterprises trust NetApp to turn intelligence into advantage.

Learn more at www.netapp.com or follow us on X, LinkedIn, Facebook, and Instagram.

NETAPP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in millions)

(Unaudited)

	April 24, 2026	April 25, 2025
ASSETS

Current assets:
Cash, cash equivalents and investments	$3,584	$3,846
Accounts receivable	1,286	1,246
Inventories	198	186
Other current assets	708	573
Total current assets	5,776	5,851

Property and equipment, net	592	563
Goodwill and purchased intangible assets, net	2,794	2,766
Other non-current assets	1,582	1,643
Total assets	$10,744	$10,823

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$550	$511
Accrued expenses	1,151	1,122
Current portion of long-term debt	—	750
Short-term deferred revenue	2,320	2,279
Total current liabilities	4,021	4,662
Long-term debt	2,487	2,485
Other long-term liabilities	360	379
Long-term deferred revenue	2,525	2,257
Total liabilities	9,393	9,783

Stockholders' equity	1,351	1,040
Total liabilities and stockholders' equity	$10,744	$10,823

NETAPP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

($ in millions, except net income per share amounts)

(Unaudited)

	Three Months Ended		Year Ended
	April 24, 2026	April 25, 2025	April 24, 2026	April 25, 2025
Revenues:
Product	$966	$845	$3,194	$3,040
Services	982	887	3,731	3,532
Net revenues	1,948	1,732	6,925	6,572

Cost of revenues:
Cost of product	425	378	1,401	1,284
Cost of services	158	161	625	675
Total cost of revenues	583	539	2,026	1,959
Gross profit	1,365	1,193	4,899	4,613

Operating expenses:
Sales and marketing	488	458	1,869	1,865
Research and development	261	256	991	1,012
General and administrative	85	85	344	311
Restructuring charges	(1)	45	21	83
Acquisition-related expense	—	1	—	5
Total operating expenses	833	845	3,225	3,276

Income from operations	532	348	1,674	1,337

Other (expense) income, net	(14)	6	(26)	46

Income before income taxes	518	354	1,648	1,383

Provision for income taxes	114	14	372	197

Net income	$404	$340	$1,276	$1,186

Net income per share:
Basic	$2.05	$1.67	$6.41	$5.81

Diluted	$2.03	$1.65	$6.35	$5.67

Shares used in net income per share calculations:
Basic	197	203	199	204

Diluted	199	206	201	209

NETAPP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

($ in millions)

(Unaudited)

	Three Months Ended		Year Ended
	April 24, 2026	April 25, 2025	April 24, 2026	April 25, 2025
Cash flows from operating activities:
Net income	$404	$340	$1,276	$1,186
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	49	53	200	243
Non-cash operating lease cost	10	10	42	41
Stock-based compensation	100	95	382	386
Deferred income taxes	87	10	135	(100)
Other items, net	(3)	25	55	—
Changes in assets and liabilities, net of acquisitions of businesses:
Accounts receivable	27	(323)	(36)	(219)
Inventories	(89)	81	(12)	(1)
Accounts payable	129	69	31	(8)
Accrued expenses	225	156	(23)	62
Deferred revenue	215	300	281	208
Long-term taxes payable	(10)	(123)	(7)	(207)
Changes in other operating assets and liabilities, net	(194)	(18)	(257)	(85)
Net cash provided by operating activities	950	675	2,067	1,506
Cash flows from investing activities:
(Purchases) redemptions of investments, net	(130)	(345)	(412)	245
Purchases of property and equipment	(50)	(35)	(198)	(168)
Other investing activities, net	—	67	15	70
Net cash (used in) provided by investing activities	(180)	(313)	(595)	147
Cash flows from financing activities:
Proceeds from issuance of common stock under employee stock award plans	—	—	103	108
Payments for taxes related to net share settlement of stock awards	(25)	(31)	(137)	(199)
Repurchase of common stock	(200)	(250)	(950)	(1,150)
Issuances of debt, net of issuance costs	—	1,240	—	1,240
Repayments and extinguishment of debt	—	—	(750)	(400)
Dividends paid	(103)	(105)	(413)	(424)
Other financing activities, net	—	(3)	—	(3)
Net cash (used in) provided by financing activities	(328)	851	(2,147)	(828)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2)	18	1	15

Net change in cash, cash equivalents and restricted cash	440	1,231	(674)	840
Cash, cash equivalents and restricted cash:
Beginning of period	1,635	1,518	2,749	1,909
End of period	$2,075	$2,749	$2,075	$2,749

NETAPP, INC.
RECONCILIATION OF GAAP TO NON-GAAP
INCOME STATEMENT INFORMATION
($ in millions)

	Q4 FY26	Q4 FY25	FY2026	FY2025
NET INCOME	$404	$340	$1,276	$1,186
Adjustments:
Amortization of intangible assets	4	6	21	47
Stock-based compensation	100	95	382	386
Restructuring charges	(1)	45	21	83
Acquisition-related expense	—	1	—	5
Gains/losses on the sale or derecognition of assets	(11)	1	(10)	7
Gain on sale of equity investment	—	(10)	—	(10)
Income tax effects	(8)	(42)	(50)	(149)
Resolution of income tax matters	(5)	(39)	(5)	(39)
NON-GAAP NET INCOME	$483	$397	$1,635	$1,516

COST OF REVENUES	$583	$539	$2,026	$1,959
Adjustments:
Amortization of intangible assets	(3)	(3)	(11)	(28)
Stock-based compensation	(6)	(7)	(28)	(30)
NON-GAAP COST OF REVENUES	$574	$529	$1,987	$1,901

COST OF PRODUCT REVENUES	$425	$378	$1,401	$1,284
Adjustments:
Stock-based compensation	(1)	(1)	(6)	(6)
NON-GAAP COST OF PRODUCT REVENUES	$424	$377	$1,395	$1,278

COST OF SERVICES REVENUES	$158	$161	$625	$675
Adjustments:
Amortization of intangible assets	(3)	(3)	(11)	(28)
Stock-based compensation	(5)	(6)	(22)	(24)
NON-GAAP COST OF SERVICES REVENUES	$150	$152	$592	$623

GROSS PROFIT	$1,365	$1,193	$4,899	$4,613
Adjustments:
Amortization of intangible assets	3	3	11	28
Stock-based compensation	6	7	28	30
NON-GAAP GROSS PROFIT	$1,374	$1,203	$4,938	$4,671

NETAPP, INC.
RECONCILIATION OF GAAP TO NON-GAAP
INCOME STATEMENT INFORMATION
($ in millions)

	Q4 FY26	Q4 FY25	FY2026	FY2025
SALES AND MARKETING EXPENSES	$488	$458	$1,869	$1,865
Adjustments:
Amortization of intangible assets	(1)	(3)	(10)	(19)
Stock-based compensation	(41)	(40)	(155)	(162)
NON-GAAP SALES AND MARKETING EXPENSES	$446	$415	$1,704	$1,684

RESEARCH AND DEVELOPMENT EXPENSES	$261	$256	$991	$1,012
Adjustments:
Stock-based compensation	(34)	(31)	(126)	(135)
NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES	$227	$225	$865	$877

GENERAL AND ADMINISTRATIVE EXPENSES	$85	$85	$344	$311
Adjustments:
Stock-based compensation	(19)	(17)	(73)	(59)
Gains/losses on the sale or derecognition of assets	11	(1)	10	(4)
NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$77	$67	$281	$248

RESTRUCTURING CHARGES	$(1)	$45	$21	$83
Adjustments:
Restructuring charges	1	(45)	(21)	(83)
NON-GAAP RESTRUCTURING CHARGES	$—	$—	$—	$—

ACQUISITION-RELATED EXPENSE	$—	$1	$—	$5
Adjustments:
Acquisition-related expense	—	(1)	—	(5)
NON-GAAP ACQUISITION-RELATED EXPENSE	$—	$—	$—	$—

OPERATING EXPENSES	$833	$845	$3,225	$3,276
Adjustments:
Amortization of intangible assets	(1)	(3)	(10)	(19)
Stock-based compensation	(94)	(88)	(354)	(356)
Restructuring charges	1	(45)	(21)	(83)
Acquisition-related expense	—	(1)	—	(5)
Gains/losses on the sale or derecognition of assets	11	(1)	10	(4)
NON-GAAP OPERATING EXPENSES	$750	$707	$2,850	$2,809

NETAPP, INC.
RECONCILIATION OF GAAP TO NON-GAAP
INCOME STATEMENT INFORMATION
($ in millions, except net income per share)

	Q4 FY26	Q4 FY25	FY2026	FY2025
INCOME FROM OPERATIONS	$532	$348	$1,674	$1,337
Adjustments:
Amortization of intangible assets	4	6	21	47
Stock-based compensation	100	95	382	386
Restructuring charges	(1)	45	21	83
Acquisition-related expense	—	1	—	5
Gains/losses on the sale or derecognition of assets	(11)	1	(10)	4
NON-GAAP INCOME FROM OPERATIONS	$624	$496	$2,088	$1,862

OTHER (EXPENSE) INCOME, NET	$(14)	$6	$(26)	$46
Adjustments:
Gains/losses on the sale or derecognition of assets	—	—	—	3
Gain on sale of equity investment	—	(10)	—	(10)
NON-GAAP OTHER (EXPENSE) INCOME, NET	$(14)	$(4)	$(26)	$39

INCOME BEFORE INCOME TAXES	$518	$354	$1,648	$1,383
Adjustments:
Amortization of intangible assets	4	6	21	47
Stock-based compensation	100	95	382	386
Restructuring charges	(1)	45	21	83
Acquisition-related expense	—	1	—	5
Gains/losses on the sale or derecognition of assets	(11)	1	(10)	7
Gain on sale of equity investment	—	(10)	—	(10)
NON-GAAP INCOME BEFORE INCOME TAXES	$610	$492	$2,062	$1,901

PROVISION FOR INCOME TAXES	$114	$14	$372	$197
Adjustments:
Income tax effects	8	42	50	149
Resolution of income tax matters	5	39	5	39
NON-GAAP PROVISION FOR INCOME TAXES	$127	$95	$427	$385

NET INCOME PER SHARE	$2.03	$1.65	$6.35	$5.67
Adjustments:
Amortization of intangible assets	0.02	0.03	0.10	0.22
Stock-based compensation	0.50	0.46	1.90	1.85
Restructuring charges	(0.01)	0.22	0.10	0.40
Acquisition-related expense	—	0.01	—	0.03
Gains/losses on the sale or derecognition of assets	(0.05)	—	(0.05)	0.03
Gain on sale of equity investment	—	(0.05)	—	(0.05)
Income tax effects	(0.04)	(0.20)	(0.25)	(0.71)
Resolution of income tax matters	(0.02)	(0.19)	(0.02)	(0.19)
NON-GAAP NET INCOME PER SHARE	$2.43	$1.93	$8.13	$7.25

RECONCILIATION OF GAAP TO NON-GAAP
GROSS MARGIN
($ in millions)

	Q4 FY26	Q4 FY25	FY2026	FY2025
Gross margin	70.1%	68.9%	70.7%	70.2%
Cost of revenues adjustments	0.4%	0.6%	0.6%	0.9%
Non-GAAP Gross margin	70.5%	69.5%	71.3%	71.1%

Cost of revenues	$583	$539	$2,026	$1,959
Cost of revenues adjustments:
Amortization of intangible assets	(3)	(3)	(11)	(28)
Stock-based compensation	(6)	(7)	(28)	(30)
Non-GAAP Cost of revenues	$574	$529	$1,987	$1,901

Net revenues	$1,948	$1,732	$6,925	$6,572

RECONCILIATION OF GAAP TO NON-GAAP
PRODUCT GROSS MARGIN
($ in millions)

	Q4 FY26	Q4 FY25	FY2026	FY2025
Product gross margin	56.0%	55.3%	56.1%	57.8%
Cost of product revenues adjustments	0.1%	0.1%	0.2%	0.2%
Non-GAAP Product gross margin	56.1%	55.4%	56.3%	58.0%

Cost of product revenues	$425	$378	$1,401	$1,284
Cost of product revenues adjustments:
Stock-based compensation	(1)	(1)	(6)	(6)
Non-GAAP Cost of product revenues	$424	$377	$1,395	$1,278

Product revenues	$966	$845	$3,194	$3,040

RECONCILIATION OF GAAP TO NON-GAAP
SERVICES GROSS MARGIN
($ in millions)

	Q4 FY26	Q4 FY25	FY2026	FY2025
Services gross margin	83.9%	81.8%	83.2%	80.9%
Cost of services revenues adjustments	0.8%	1.1%	0.9%	1.5%
Non-GAAP Services gross margin	84.7%	82.9%	84.1%	82.4%

Cost of services revenues	$158	$161	$625	$675
Cost of services revenues adjustments:
Amortization of intangible assets	(3)	(3)	(11)	(28)
Stock-based compensation	(5)	(6)	(22)	(24)
Non-GAAP Cost of services revenues	$150	$152	$592	$623

Services revenues	$982	$887	$3,731	$3,532

RECONCILIATION OF GAAP TO NON-GAAP
OPERATING MARGIN
($ in millions)

	Q4 FY26	Q4 FY25	FY2026	FY2025
Operating margin	27.3%	20.1%	24.2%	20.3%
Adjustments	4.7%	8.5%	6.0%	8.0%
Non-GAAP Operating margin	32.0%	28.6%	30.2%	28.3%

Income from operations	$532	$348	$1,674	$1,337
Income from operations adjustments:
Amortization of intangible assets	4	6	21	47
Stock-based compensation	100	95	382	386
Restructuring charges	(1)	45	21	83
Acquisition-related expense	—	1	—	5
Gains/losses on the sale or derecognition of assets	(11)	1	(10)	4
Non-GAAP Income from operations	$624	$496	$2,088	$1,862

Net revenues	$1,948	$1,732	$6,925	$6,572

RECONCILIATION OF GAAP TO NON-GAAP
EFFECTIVE TAX RATE

	Q4 FY26	Q4 FY25	FY2026	FY2025
Effective tax rate	22.0%	4.0%	22.6%	14.2%
Adjustments:
Income tax effects	(2.2)%	4.3%	(2.2)%	3.2%
Resolution of income tax matters	1.0%	11.0%	0.3%	2.8%
Non-GAAP Effective tax rate	20.8%	19.3%	20.7%	20.2%

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES
TO FREE CASH FLOW (NON-GAAP)
($ in millions)

	Q4 FY26	Q4 FY25	FY2026	FY2025
Net cash provided by operating activities	$950	$675	$2,067	$1,506
Purchases of property and equipment	(50)	(35)	(198)	(168)
Free cash flow	$900	$640	$1,869	$1,338

RECONCILIATION OF NET REVENUES
TO BILLINGS (NON-GAAP)
($ in millions)

	Q4 FY26	Q4 FY25	FY2026	FY2025
Net revenues	$1,948	$1,732	$6,925	$6,572
Change in deferred revenue*	215	300	281	208
Billings	$2,163	$2,032	$7,206	$6,780

* As reported on our Condensed Consolidated Statements of Cash Flows

NETAPP, INC.
SUPPLEMENTAL DATA
($ in millions, except net income per share, DSO, DPO, and Inventory Turns)
(Unaudited)

Revenues by Segment
	Q4 FY26	Q4 FY25	FY2026	FY2025
Product	$966	$845	$3,194	$3,040
Support	688	625	2,636	2,512
Professional and Other Services	112	98	407	355
Hybrid Cloud Segment Net Revenues	1,766	1,568	6,237	5,907
Public Cloud Segment Net Revenues	182	164	688	665
Net Revenues	$1,948	$1,732	$6,925	$6,572

Hybrid Cloud Segment Net Revenues by Storage Category
	Q4 FY26	Q4 FY25	FY2026	FY2025
All-flash revenues	$1,216	$1,034	$4,178	$3,763
Hybrid-flash and other revenues	550	534	2,059	2,144
Hybrid Cloud Segment Net Revenues	$1,766	$1,568	$6,237	$5,907

Gross Profit by Segment
	Q4 FY26	Q4 FY25	FY2026	FY2025
Product	$542	$468	$1,799	$1,762
Support	640	577	2,438	2,315
Professional and Other Services	36	28	126	94
Hybrid Cloud Segment Gross Profit	1,218	1,073	4,363	4,171
Public Cloud Segment Gross Profit	156	130	575	500
Total Segments Gross Profit	1,374	1,203	4,938	4,671

Amortization of Intangible Assets	(3)	(3)	(11)	(28)
Stock-based Compensation	(6)	(7)	(28)	(30)
Unallocated Cost of Revenues	(9)	(10)	(39)	(58)

Gross Profit	$1,365	$1,193	$4,899	$4,613

Gross Margin by Segment
	Q4 FY26	Q4 FY25	FY2026	FY2025
Product	56.1%	55.4%	56.3%	58.0%
Support	93.0%	92.3%	92.5%	92.2%
Professional and Other Services	32.1%	28.6%	31.0%	26.5%
Hybrid Cloud Segment Gross Margin	69.0%	68.4%	70.0%	70.6%
Public Cloud Segment Gross Margin	85.7%	79.3%	83.6%	75.2%

NETAPP, INC.
SUPPLEMENTAL DATA
($ in millions, except net income per share, DSO, DPO, and Inventory Turns)
(Unaudited)

Geographic Mix
	% of Q4 FY26	% of Q4 FY25	% of FY 2026	% of FY 2025
	Revenue	Revenue	Revenue	Revenue
Americas	50%	51%	51%	51%
Americas Commercial	40%	42%	41%	40%
U.S. Public Sector*	10%	9%	10%	11%
EMEA	36%	34%	34%	34%
Asia Pacific	14%	15%	15%	15%

* U.S. Public Sector includes revenue from both 1) the U.S. federal government (“U.S. Fed”) and 2) U.S. state governments, local municipalities and education institutions (“U.S. SLED”).

Pathways Mix
	% of Q4 FY26	% of Q4 FY25	% of FY 2026	% of FY 2025
	Revenue	Revenue	Revenue	Revenue
Direct	25%	22%	24%	22%
Indirect	75%	78%	76%	78%

Non-GAAP Income from Operations, Income before Income Taxes & Effective Tax Rate

	Q4 FY26	Q4 FY25	FY2026	FY2025
Non-GAAP Income from Operations	$624	$496	$2,088	$1,862
Operating Margin	32.0%	28.6%	30.2%	28.3%
Non-GAAP Income before Income Taxes	$610	$492	$2,062	$1,901
Non-GAAP Effective Tax Rate	20.8%	19.3%	20.7%	20.2%

Non-GAAP Net Income
	Q4 FY26	Q4 FY25	FY2026	FY2025
Non-GAAP Net Income	$483	$397	$1,635	$1,516
Non-GAAP Weighted Average Common Shares Outstanding, Diluted	199	206	201	209
Non-GAAP Net Income per Share, Diluted	$2.43	$1.93	$8.13	$7.25

Select Balance Sheet Items
	Q4 FY26	Q4 FY25
Deferred Revenue	$4,845	$4,536
DSO (days)	60	65
DPO (days)	86	86
Inventory Turns	12	12

Days sales outstanding (DSO) is defined as accounts receivable divided by net revenues, multiplied by the number of days in the quarter.
Days payables outstanding (DPO) is defined as accounts payable divided by cost of revenues, multiplied by the number of days in the quarter.
Inventory turns is defined as annualized cost of revenues divided by net inventories.

Select Cash Flow Statement Items
	Q4 FY26	Q4 FY25	FY2026	FY2025
Net Cash Provided by Operating Activities	$950	$675	$2,067	$1,506
Purchases of Property and Equipment	$50	$35	$198	$168
Free Cash Flow	$900	$640	$1,869	$1,338
Free Cash Flow Margin	46.2%	37.0%	27.0%	20.4%

Free cash flow is a non-GAAP measure and is defined as net cash provided by operating activities less purchases of property and equipment.
Free cash flow margin is defined as free cash flow as a percentage of net revenues.
Some items may not add or recalculate due to rounding.

NETAPP, INC.
RECONCILIATION OF GAAP GUIDANCE TO NON-GAAP
FIRST QUARTER FISCAL 2027

First Quarter
Fiscal 2027
GAAP Guidance - Gross Margin	68.1% - 69.1%
Adjustments:
Cost of revenues adjustments	1%
Non-GAAP Guidance - Gross Margin	69.1% - 70.1%

First Quarter
Fiscal 2027
GAAP Guidance - Operating Margin	19.4% - 20.4%
Adjustments:
Stock-based compensation expense	6%
Restructuring charges	3%
Non-GAAP Guidance - Operating Margin	28.4% - 29.4%

Some items may not add or recalculate due to rounding.

NETAPP, INC.
RECONCILIATION OF GAAP GUIDANCE TO NON-GAAP
EXPRESSED AS NET INCOME PER SHARE
FIRST QUARTER FISCAL 2027

First Quarter
Fiscal 2027
GAAP Guidance - Net Income Per Share	$1.35 - $1.45

Adjustments of Specific Items to Net Income
Per Share:
Amortization of intangible assets	$0.02
Stock-based compensation expense	$0.52
Restructuring charges	$0.30
Income tax effects	($0.14)
Total Adjustments	$0.70

Non-GAAP Guidance - Net Income Per Share	$2.05 - $2.15

Some items may not add or recalculate due to rounding.

NETAPP, INC.
RECONCILIATION OF GAAP GUIDANCE TO NON-GAAP
FISCAL 2027

Fiscal 2027
GAAP Guidance - Gross Margin	67.5% - 68.5%
Adjustments:
Cost of revenues adjustments	1%
Non-GAAP Guidance - Gross Margin	68.5% - 69.5%

Fiscal 2027
GAAP Guidance - Operating Margin	22.1% - 23.1%
Adjustments:
Stock-based compensation expense	6%
Restructuring charges	1%
Non-GAAP Guidance - Operating Margin	29.1% - 30.1%

Some items may not add or recalculate due to rounding.

NETAPP, INC.
RECONCILIATION OF GAAP GUIDANCE TO NON-GAAP
EXPRESSED AS NET INCOME PER SHARE
FISCAL 2027

Fiscal 2027
GAAP Guidance - Net Income Per Share	$6.51 - $6.81

Adjustments of Specific Items to Net Income
Per Share:
Amortization of intangible assets	$0.11
Stock-based compensation expense	$2.19
Restructuring charges	$0.30
Income tax effects	($0.41)
Total Adjustments	$2.19

Non-GAAP Guidance - Net Income Per Share	$8.70 - $9.00

Some items may not add or recalculate due to rounding.

Contacts:

(Press)

Kenya Hayes

1 703 589 7595

kenya.hayes@netapp.com

(Investors)

Kris Newton

1 408 822 3312

kris.newton@netapp.com